Exhibit 10.2
TERMINATION OF NONCOMPETITION AGREEMENT

This TERMINATION OF NONCOMPETITION AGREEMENT (this “Termination Agreement”) is entered into as of September 1, 2018 (“Effective Date”) between STARWOOD HOTELS & RESORTS WORLDWIDE, LLC (formerly Starwood Hotels & Resorts Worldwide, Inc.), a Maryland limited liability company (together with its affiliates, “Starwood”) and VISTANA SIGNATURE EXPERIENCES, INC., a Delaware corporation (“together with its affiliates, “Vistana”).

RECITALS
A.        In connection with the sale of Vistana by Starwood to ILG, Inc. (formerly known as Interval Leisure Group, Inc.) (“ILG”) that was completed on May 11, 2016 (the “Vistana Sale”), Starwood, Vistana and ILG entered into several agreements (the “Agreements”) governing the terms of the Vistana Sale and the relationship between Starwood, Vistana and ILG thereafter, including, but not limited to (i) a License, Services, and Development Agreement (the “Vistana License Agreement”), dated as of May 11, 2016, by and among Starwood, Vistana, and ILG, and (ii) a Noncompetition Agreement (the “Noncompetition Agreement”), dated as of May 11, 2016, between Starwood and Vistana.

B.    Marriott Vacations Worldwide Corporation (“MVW”) completed the acquisition of ILG (the “ILG Acquisition”) on the Effective Date and Vistana thereby became an indirect subsidiary of MVW as of the Effective Date.

C.    As a result of the ILG Acquisition, the MVW and Vistana Vacation Ownership Businesses became combined as of the Effective Date and the parties hereto desire to effectuate the termination of the Noncompetition Agreement.

D.    Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Vistana License Agreement.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.Termination of Noncompetition Agreement.  Notwithstanding the terms of the Noncompetition Agreement, the License Agreement or any other agreement among the parties hereto, the Noncompetition Agreement is hereby terminated and cancelled in its entirety with effect from and after the Effective Date. Each party hereby waives and releases all rights, obligations, claims and demands of any kind whatsoever that such party ever had, now has or may have hereafter, under the Noncompetition Agreement.

2.Miscellaneous. Article V and Article VI of the Noncompetition Agreement are hereby incorporated herein by reference as if fully stated herein.
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IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be executed by their duly authorized representatives.

STARWOOD HOTELS & RESORTS WORLDWIDE, LLC
By:	/s/ Timothy Grisius
Name:	Timothy Grisius
Title:	Authorized Signatory

VISTANA SIGNATURE EXPERIENCES, INC.
By:	/s/ R. Lee Cunningham
Name:	R. Lee Cunningham
Title:	President & Chief Operating Officer

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